Exhibit 99.1

For Immediate Release	Contact:	David F. Kirby
Hudson Highland Group
212-351-7216
david.kirby@hudson.com

Hudson Highland Group Reports 2008

Second Quarter Financial Results

NEW YORK, NY – July 30, 2008 – Hudson Highland Group, Inc. (Nasdaq: HHGP), one of the world’s leading providers of permanent recruitment, contract professionals and talent management solutions, today announced financial results for the second quarter ended June 30, 2008.

2008 Second Quarter Summary

•	Revenue of $305.9 million, an increase of 3.0 percent from $297.0 million for the second quarter of 2007

•	Gross margin of $137.2 million, or 44.9 percent of revenue, up 5.8 percent from $129.7 million, or 43.7 percent of revenue for the same period last year

•	Adjusted EBITDA* of $11.2 million, or 3.7 percent of revenue, down 5.6 percent from $11.9 million for the second quarter of 2007

•	EBITDA of $10.2 million, or 3.3 percent of revenue, up 56.8 percent from $6.5 million for the same period last year

•

Net income from continuing operations of $1.6 million, or $0.07 per basic and $0.06 per diluted share, compared with net loss of ($1.4) million, or ($0.05) per basic and diluted share, for the second quarter of 2007

•	Net income of $5.0 million, or $0.20 per basic and $0.19 per diluted share, compared with net loss of ($0.6) million, or ($0.02) per basic and diluted share, for the second quarter of 2007

*	Adjusted EBITDA is defined in the segment tables at the end of this release.

“Second quarter operating results were led by our international operations and continuing improvement in North America,” said Jon Chait, Hudson Highland Group chairman and chief executive officer. “Our management team did a commendable job in navigating turbulent economies in many markets.”

“Our cash position more than doubled from last quarter to over $50 million, driven by better working capital management, particularly in North America,” added Mary Jane Raymond, executive vice president and chief financial officer. “Our restructuring program is providing the desired financial flexibility for future investments.”

Restructuring Program

During the remainder of 2008, the company will continue to streamline its support operations to match its focus on specialization. The company expects to have $5 - $7 million of restructuring actions throughout this year, including $1 - $3 million in the third quarter. During the first half of 2008, the company incurred $2.7 million of restructuring expenses in conjunction with its 2008 program. Second quarter expenses were predominantly related to severance and reorganization of certain support functions in Hudson Europe.

Sale of Balance Public Management Division

Effective May 1, 2008, the company completed the sale of the assets of the public management division of Balance, which supplies contractors with medical expertise. Revenue for this division in 2007 was $6.0 million. The company has treated the business as a discontinued operation effective June 30, 2008. As a result of the sale, the company allocated $3.7 million of goodwill and recorded a gain on sale of $2.8 million.

Share Repurchase Program

On February 4, 2008, the company announced that its board of directors authorized the repurchase of up to $15 million of the company’s common stock. The company intends to make purchases from time to time as market conditions warrant. During the first quarter of 2008, the company repurchased 701,173 shares at a total cost of approximately $5.3 million. During the second quarter, the company did not make any repurchases.

Guidance

The company currently expects third quarter 2008 revenue of $290 - $305 million at prevailing exchange rates and adjusted EBITDA of $8 - $11 million, excluding the impact of any restructuring, acquisitions or divestitures. This compares with revenue of $300.4 million and adjusted EBITDA of $10.6 million in the third quarter of 2007.

Additional Information

Additional information about the company’s quarterly results can be found in the shareholder letter and the second quarter earnings slides in the investor information section of the company’s website at www.hudson.com.

Conference Call/Webcast

Hudson Highland Group will conduct a conference call Thursday, July 31, 2008 at 9:00 AM ET to discuss this announcement. Investors wishing to participate can join the conference call by dialing 1-800-374-1532 followed by the participant passcode 53821851 at 8:50 AM ET. For those outside the United States, please call in on 1-706-634-5594 followed by the participant passcode 53821851. Hudson Highland Group’s quarterly conference call can also be accessed online through Yahoo! Finance at www.yahoo.com and the investor information section of the company’s website at www.hudson.com.

The archived call will be available for one week by dialing 1-800-642-1687 followed by the participant passcode 53821851. For those outside the United States, the call will be available on 1-706-645-9291 followed by the participant passcode 53821851.

About Hudson Highland Group

Hudson Highland Group, Inc. is a leading provider of permanent recruitment, contract professionals and talent management services worldwide. From single placements to total outsourced solutions, Hudson helps clients achieve greater organizational performance by assessing, recruiting, developing and engaging the best and brightest people for their businesses. The company employs more than 3,600 professionals serving clients and candidates in more than 20 countries. More information is available at www.hudson.com.

Safe Harbor Statement

This press release contains statements that the company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including those under the caption “Guidance” and other statements regarding the company’s future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “predict,” “believe” and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors include, but are not limited to, the company’s history of negative cash flows and operating losses may continue; the ability of clients to terminate their relationship with the company at any time; the impact of global economic fluctuations on temporary contracting operations; risks and financial impact associated with acquisitions and dispositions of non-strategic assets; the company’s reliance on information systems and technology; competition; fluctuations in operating results; risks relating to foreign operations, including foreign currency fluctuations; dependence on highly skilled professionals and key management personnel; restrictions imposed by blocking arrangements; exposure to employment-related claims and limits on insurance coverage related thereto; government regulations; restrictions on the company’s operating flexibility due to the terms of its credit facility; and the company’s ability to maintain effective internal control over financial reporting. Additional information concerning these and other factors is contained in the company’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release. The company assumes no obligation, and expressly disclaims any obligation, to review or confirm analysts’ expectations or estimates or to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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Financial Tables Follow

HUDSON HIGHLAND GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Revenue	$305,940	$297,045	$601,428	$583,860
Direct costs	168,723	167,325	338,603	336,826

Gross margin	137,217	129,720	262,825	247,034

Operating expenses:
Selling, general and administrative	125,973	117,814	245,283	230,619
Acquisition-related expenses	—	3,853	—	4,151
Depreciation and amortization	3,570	3,852	7,429	7,542
Business reorganization expenses	1,071	1,578	2,391	4,694
Merger and integration (recoveries) expenses	(47)	(42)	28	(42)

Total operating expenses	130,567	127,055	255,131	246,964

Operating income	6,650	2,665	7,694	70
Other income (expense):
Interest, net	183	435	543	647
Other, net	899	(19)	1,325	2,588

Income from continuing operations before income taxes	7,732	3,081	9,562	3,305
Provision for income taxes	6,106	4,431	7,966	6,636

Income (loss) from continuing operations	1,626	(1,350)	1,596	(3,331)
Income from discontinued operations, net of income taxes	3,330	732	4,724	2,768

Net income (loss)	$4,956	$(618)	$6,320	$(563)

Basic income (loss) per share:
Income (loss) from continuing operations	$0.07	$(0.05)	$0.06	$(0.13)
Income from discontinued operations	0.13	0.03	0.19	0.11

Net income (loss)	$0.20	$(0.02)	$0.25	$(0.02)

Diluted income (loss) per share:
Income (loss) from continuing operations	$0.06	$(0.05)	$0.06	$(0.13)
Income from discontinued operations	0.13	0.03	0.19	0.11

Net income (loss)	$0.19	$(0.02)	$0.25	$(0.02)

Weighted average shares outstanding:
Basic	24,984	25,247	25,135	25,084
Diluted	25,512	25,247	25,615	25,084

HUDSON HIGHLAND GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(in thousands, except per share amounts)

(unaudited)

	June 30, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$51,429	$39,245
Restricted cash, short term	481	—
Accounts receivable, net	196,949	187,980
Prepaid and other	20,143	18,389
Current assets from discontinued operations	—	13,461

Total current assets	269,002	259,075
Goodwill	67,947	73,444
Other intangibles, net	5,144	4,791
Property and equipment, net	30,025	29,470
Other assets	11,742	7,214
Non-current assets from discontinued operations	—	212

Total assets	$383,860	$374,206

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$27,679	$20,988
Accrued expenses and other current liabilities	117,353	120,009
Credit facility and current portion of long-term debt	1,107	243
Accrued business reorganization expenses	3,356	3,490
Accrued merger and integration expenses	230	314
Current liabilities from discontinued operations	—	7,382

Total current liabilities	149,725	152,426
Accrued business reorganization expenses, non-current	2,305	2,689
Accrued merger and integration expenses, non-current	244	327
Other non-current liabilities	19,467	18,649

Total liabilities	171,741	174,091
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 100,000 shares authorized; issued: 25,956 and 25,691 shares, respectively	26	26
Additional paid-in capital	448,549	444,075
Accumulated deficit	(282,267)	(288,587)
Accumulated other comprehensive income—translation adjustments	50,286	44,946
Treasury stock, 589 and 25 shares, respectively	(4,475)	(345)

Total stockholders’ equity	212,119	200,115

	$383,860	$374,206

HUDSON HIGHLAND GROUP, INC.

SEGMENT ANALYSIS

(in thousands)

(unaudited)

For the Three Months Ended June 30, 2008	Hudson Americas	Hudson Europe	Hudson Asia Pacific	Corporate	Total
Revenue	$71,507	$116,838	$117,595	$—	$305,940

Gross margin	$20,179	$64,485	$52,553	$—	$137,217

Adjusted EBITDA (1)	$1,733	$10,013	$8,713	$(9,215)	$11,244
Business reorganization expenses (recoveries)	229	842	—	—	1,071
Merger and integration expenses (recoveries)	17	(63)	—	(1)	(47)

EBITDA (1)	1,487	9,234	8,713	(9,214)	10,220
Depreciation and amortization	1,170	1,329	1,018	53	3,570

Operating income (loss)	$317	$7,905	$7,695	$(9,267)	$6,650

For the Three Months Ended June 30, 2007	Hudson Americas	Hudson Europe	Hudson Asia Pacific	Corporate	Total
Revenue	$70,830	$120,809	$105,406	$—	$297,045

Gross margin	$21,200	$62,685	$45,835	$—	$129,720

Adjusted EBITDA (1)	$(1,307)	$10,629	$9,132	$(6,548)	$11,906
Acquisition-related expenses	3,551	302	—	—	3,853
Business reorganization expenses (recoveries)	(7)	(7)	17	1,575	1,578
Merger and integration expenses (recoveries)	(42)	—	—	—	(42)

EBITDA (1)	(4,809)	10,334	9,115	(8,123)	6,517
Depreciation and amortization	1,160	1,632	994	66	3,852

Operating income (loss)	$(5,969)	$8,702	$8,121	$(8,189)	$2,665

(1)	Non-GAAP earnings before interest, income taxes, special charges, other non-operating expense, and depreciation and amortization (“Adjusted EBITDA”) and non-GAAP earnings before interest, income taxes, other non-operating expense, and depreciation and amortization (“EBITDA”) are presented to provide additional information about the company’s operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. Adjusted EBITDA and EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company’s profitability or liquidity. Furthermore, adjusted EBITDA and EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON HIGHLAND GROUP, INC.

SEGMENT ANALYSIS

(in thousands)

(unaudited)

For the Six Months Ended June 30, 2008	Hudson Americas	Hudson Europe	Hudson Asia Pacific	Corporate	Total
Revenue	$154,769	$228,171	$218,488	$—	$601,428

Gross margin	$42,934	$123,017	$96,874	$—	$262,825

Adjusted EBITDA (1)	$2,960	$15,783	$13,942	$(15,143)	$17,542
Business reorganization expenses (recoveries)	1,691	605	95	—	2,391
Merger and integration expenses (recoveries)	15	14	—	(1)	28

EBITDA (1)	1,254	15,164	13,847	(15,142)	15,123
Depreciation and amortization	2,343	2,972	2,008	106	7,429

Operating income (loss)	$(1,089)	$12,192	$11,839	$(15,248)	$7,694

For the Six Months Ended June 30, 2007	Hudson Americas	Hudson Europe	Hudson Asia Pacific	Corporate	Total
Revenue	$147,377	$237,817	$198,666	$—	$583,860

Gross margin	$43,284	$119,304	$84,446	$—	$247,034

Adjusted EBITDA (1)	$(2,676)	$17,187	$14,702	$(12,798)	$16,415
Acquisition-related expenses	3,551	600	—	—	4,151
Business reorganization expenses (recoveries)	722	2,440	31	1,501	4,694
Merger and integration expenses (recoveries)	(42)	—	—	—	(42)

EBITDA (1)	(6,907)	14,147	14,671	(14,299)	7,612
Depreciation and amortization	2,287	3,197	1,877	181	7,542

Operating income (loss)	$(9,194)	$10,950	$12,794	$(14,480)	$70

(1)	Non-GAAP earnings before interest, income taxes, special charges, other non-operating expense, and depreciation and amortization (“Adjusted EBITDA”) and non-GAAP earnings before interest, income taxes, other non-operating expense, and depreciation and amortization (“EBITDA”) are presented to provide additional information about the company’s operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. Adjusted EBITDA and EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company’s profitability or liquidity. Furthermore, adjusted EBITDA and EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.